EXHIBIT 1.1

                            Coopers & Lybrand L.L.P.
                              1100 Louisiana Street
                                   Suite 4100
                              Houston, Texas 77002
                                 (713) 757-5200
                               Fax (713) 757-5249

            October 8, 1997

            Securities and Exchange Commission
            450 5th Street, N.W.
            Washington, D.C.  20549

            Gentlemen:

            We have read the statements made by Rochem Environmental, Inc. (copy attached), which we understand will be filed with Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of October 1997. We agree with the statements concerning our Firm in such Form 8-K.

            Very truly yours,

        /s/ COOPERS & LYBRAND L.L.P.
            Coopers & Lybrand L.L.P.